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                                                                    Exhibit 23




                       CONSENT OF INDEPENDENT ACCOUNTANT


         We consent to the incorporation by reference in the registration statement of Ovid Technologies, Inc. on Form S-8 (File No.33-90276) of our report dated February 20, 1998, except as to Note 14, for which the date is March 27, 1998, on our audits of the consolidated financial statements and financial statement schedule of Ovid Technologies, Inc. as of December 31, 1996 and 1997, and for each of the three years ended December 31, 1997, which report is included in this Annual Report on Form 10-K.


                                                     COOPERS & LYBRAND L.L.P.


New York, New York
March 30, 1998